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                              HOGAN & HARTSON LLP
                               555 13TH ST. N.W.
                             WASHINGTON, D.C. 20004

                                          January 14, 1997

Board of Directors
CIENA Corporation
8530 Corridor Road
Savage, Maryland 20763

Gentlemen:

     We are acting as counsel to CIENA Corporation, a Delaware corporation (the "COMPANY"), in connection with its registration statement on Form S-1, as amended (the "REGISTRATION STATEMENT") filed with the Securities and Exchange Commission relating to the proposed public offering of up to 5,750,000 shares of the Company's common stock, par value $.01 per share, all of which shares (the "SHARES") are to be sold by the Company. This opinion letter is furnished to you at your request to enable you to fulfill the requirements of Item 601(b)(5) of Regulation S-K, 17 C.F.R. sec. 229.601(b)(5), in connection with the Registration Statement.

     For purposes of this opinion letter, we have examined copies of the following documents:

          1. An executed copy of the Registration Statement.

          2. The Certificate of Incorporation of the Company, as certified by the Secretary of the State of the State of Delaware on January 14, 1997 and by the Secretary of the Company on the date hereof as then being complete, accurate and in effect.

          3. The Bylaws of the Company, as certified by the Secretary of the Company on the date hereof as then being complete, accurate and in effect.

          4. The proposed form of Underwriting Agreement among the Company and the several Underwriters to be named therein, for whom Goldman, Sachs & Co., Alex. Brown & Sons Incorporated, Wessels, Arnold & Henderson and William K. Woodruff & Company, Inc. will act as representatives under the Underwriting Agreement, filed as Exhibit 1.1 to the Registration Statement (the "UNDERWRITING AGREEMENT").

          5. The proposed form of International Underwriting Agreement among the Company and the several Underwriters to be named therein, for whom Goldman, Sachs International, Alex. Brown & Sons Incorporated, Wessels, Arnold & Henderson and William K. Woodruff & Company, Inc. will act as representatives under the Underwriting Agreement, filed as Exhibit 1.1 to the Registration Statement (the "INTERNATIONAL UNDERWRITING AGREEMENT").

          6. Resolutions of the Board of Directors of the Company adopted on December 8, 1996, as certified by the Secretary of the Company on the date hereof as then being complete, accurate and in effect, relating to the issuance and sale of the Shares and arrangements in connection therewith.

     In our examination of the aforesaid documents, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity, accuracy and completeness of all documents submitted to us, and the conformity with the original documents of all documents submitted to us as certified, telecopied, photostatic, or reproduced copies. This opinion letter is given, and all statements herein are made, in the context of the foregoing.

     This opinion letter is based as to matters of law solely on the General Corporation Law of the State of Delaware. We express no opinion herein as to any other laws, statutes, regulations, or ordinances.
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     Based upon, subject to and limited by the foregoing, we are of the opinion that following (i) final action of the Pricing Committee of the Board of Directors of the Company approving the price of the Shares, (ii) execution and delivery by the Company of the Underwriting Agreement and the International Underwriting Agreement, (iii) effectiveness of the Registration Statement, (iv) issuance of the Shares pursuant to the terms of the Underwriting Agreement and the International Underwriting Agreement and (v) receipt by the Company of the consideration for the Shares specified in the resolutions of the Board of Directors and the Pricing Committee referred to above, the Shares will be validly issued, fully paid and nonassessable under the General Corporation Law of the State of Delaware.

     We assume no obligation to advise you of any changes in the foregoing subsequent to the delivery of this opinion letter. This opinion letter has been prepared solely for your use in connection with the filing of Amendment No. 1 to the Registration Statement on the date of this opinion letter and should not be quoted in whole or in part or otherwise be referred to, nor filed with or furnished to any governmental agency or other person or entity, without the prior written consent of this firm.

     We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement and to the reference to this firm under the caption "Legal Matters" in the prospectus constituting a part of the Registration Statement. In giving this consent, we do not thereby admit that we are an "expert" within the meaning of the Securities Act of 1933, as amended.

                                          Very truly yours,

                                          HOGAN & HARTSON L.L.P.

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